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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 10, 2000


                            LOEHMANN'S HOLDINGS INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                    0-28410                   13-4129380
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       (State or other              (Commission               (IRS Employer
       jurisdiction of              File Number)            Identification No.)
       incorporation)


         2500 HALSEY STREET, BRONX, NEW YORK, NY                   10461
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         (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (718) 409-2000


                                LOEHMANN'S, INC.
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          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

         On October 10, 2000 (the "Effective Date"), Loehmann's Holdings Inc. (the "Registrant"), a holding company formed on August 2, 2000, became the parent holding company of and successor to Loehmann's, Inc., a Delaware corporation ("Old Loehmann's"), as a result of the consummation of the transactions contemplated by the Second Amended Plan of Reorganization of Loehmann's, Inc. under Chapter 11 of the United States Bankruptcy Code, as modified on July 28, 2000 and September 6, 2000, and as confirmed by the United States Bankruptcy Court for the District of Delaware on September 6, 2000 (the "Plan of Reorganization"). A copy of the Plan of Reorganization as confirmed by the court was filed as an exhibit to the Quarterly Report on Form 10-Q of Loehmann's, Inc. filed with the Securities and Exchange Commission (the "Commission") on September 18, 2000. Pursuant to the Plan of Reorganization, in exchange for their claims against Loehmann's, Inc. as of May 18, 1999, the creditors of Loehmann's, Inc. (the "Old Creditors") will receive 11% Senior Notes due 2005 of the Registrant ("Senior Notes") and/or common stock, par value $0.01 per share, of the Registrant ("Common Stock"), depending upon certain elections made during the course of the bankruptcy, in the manner specified in the Plan of Reorganization. The Senior Notes will be issued under the indenture (the "Senior Note Indenture") between the Registrant and United States Trust Company of New York, as trustee, dated as of October 10, 2000, a form of which was attached as an exhibit to Amendment No. 1 to Form T-3 of the Registrant filed with the Commission on September 26, 2000. A copy of the press release announcing the consummation of these transactions is attached as Exhibit 99.1.

         Upon consummation of the transactions contemplated by the Plan of Reorganization, the Common Stock of the Registrant and the Senior Notes became registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as provided by Rule 12g-3 under the Exchange Act. For purposes of Rule 12g-3, the Registrant is the successor issuer to Old Loehmann's.

         Pursuant to the Plan of Reorganization, the Registrant is using its best efforts to have its Common Stock listed on Nasdaq.

         The material features of the Plan of Reorganization are:

CORPORATE GOVERNANCE

The Plan of Reorganization provided that upon emergence from Chapter 11 the board of directors of Old Loehmann's would consist of seven members, five of whom would be selected jointly by the Creditors Committee and Informal Noteholders Committee of Old Loehmann's. The directors that were selected are:
William J. Fox, Joseph Nusim, Cory Lipoff, Erwin Marks and Carol Greer. The remaining two directors are Robert Friedman and Robert Glass, who are both currently directors of Old
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Loehmann's. The officers of Old Loehmann's immediately prior to the Effective
Date are the initial officers of Old Loehmann's on and after the Effective Date.

The Plan of Reorganization also provided for the creation of a new holding company, the Registrant, which now owns 100% of Old Loehmann's. The Registrant will issue up to 3,333,333 shares of Common Stock and up to $25 million of Senior Notes to the general unsecured Old Creditors. After distribution of the Common Stock, the general unsecured Old Creditors will own 100% of the issued and outstanding Common Stock of the Registrant (subject to dilution in respect of Common Stock that will be issued pursuant to the Registrant's Equity Incentive Plan, which is a stock option plan that permits the Registrant to grant to its officers and directors, and the officers and directors of Old Loehmann's, options to acquire shares of Common Stock).

In accordance with the Plan of Reorganization, two new subsidiaries of Old Loehmann's have been formed and all of the assets of Old Loehmann's have been transferred to such subsidiaries. Old Loehmann's owns 100% of the newly formed subsidiaries.

The board of directors of the Registrant consists of 7 members, five of whom have been selected jointly by the Creditors Committee and Informal Noteholders Committee of Old Loehmann's, and who are: William J. Fox, Joseph Nusim, Cory Lipoff, Erwin Marks and Carol Greer. The remaining two directors are Robert Friedman and Robert Glass. From and after the Effective Date, the holders of the Registrant's Common Stock are entitled to elect all of the directors of the Registrant. The initial officers of the Registrant are Robert Friedman and Robert Glass.

CREDIT FACILITY

On the Effective Date, one of the new subsidiaries of Old Loehmann's entered into a $75 million Senior Secured Exit Financing Facility pursuant to a Credit Agreement among itself, the lenders party thereto and Bankers Trust Company, as Agent, a copy of which is attached hereto as Exhibit 10.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits

                  10.1 Credit Agreement, dated as of September 29, 2000, among Loehmann's Operating Co., as Borrower, the Lenders, and Bankers Trust Company, as Agent.

                  99.1     Press Release, dated October 10, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LOEHMANN'S HOLDINGS INC.


Date: October 17, 2000              By: /s/ Robert Glass
                                       --------------------------------------
                                    Name:  Robert Glass
                                    Title: President, Secretary and Treasurer
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                                  EXHIBIT INDEX



Exhibit
Number                                        Exhibit
------                                        -------

10.1 Credit Agreement, dated as of September 29, 2000, among Loehmann's Operating Co., as Borrower, the Lenders, and Bankers Trust Company, as Agent.

99.1                       Press Release, dated October 10, 2000.